Contacts:	W. Dan Puckett	Carol Marsh
	Chief Executive Officer	Chief Financial Officer
	(205) 870-1939	(205) 870-1939

CAPITALSOUTH BANCORP ANNOUNCES THIRD QUARTER RESULTS

BIRMINGHAM, Ala. (November 9, 2007) – CapitalSouth Bancorp (NASDAQ-GM: CAPB) today announced operating results for the third quarter and nine months ended September 30, 2007.  Highlights of the quarter included robust advances in total assets, the Company's loan portfolio, and its deposit base.  These increases reflected both organic growth in CapitalSouth's four major markets – Birmingham, Montgomery and Huntsville, Alabama, and Jacksonville, Florida – as well as growth in loans attributable to the Company's acquisition on September 14, 2007, of Jacksonville, Florida-based Monticello Bancshares, Inc.  The financial results for the period reflected tightening credit conditions for the Company's legacy and acquired loan portfolios, which resulted in an increase in the provision for loan losses for the quarter.

The Company has established a repurchase reserve on the secondary market mortgage loans and has recorded certain acquired loans at a discounted value due to current economic conditions as part of the purchase accounting adjustments.

For the quarter ended September 30, 2007, the Company reported organic loan growth of 20% compared with the quarter ended September 30, 2006, and a 75% increase in loans including the impact of the Monticello Bancshares acquisition.  Commenting on the growth, W. Dan Puckett, Chairman and Chief Executive Officer, stated, "I am very pleased with our continued growth in assets.  It is an exciting time for the Company with the completion of our first acquisition this past quarter, and I am equally delighted that our internal growth remained strong."

For the quarter ended September 30, 2007, the Company's net income totaled $276,000 compared with net income of $611,000 in the same period last year.  Net income for the quarter was negatively affected by significant increases in the loan loss provision as a result of the growth in loans, as well as the downgrade of nine loan relationships in the Company's portfolio.  CapitalSouth Bancorp recognized less Business Capital Group income during the quarter ended September 30, 2007, compared with the same period last year; however, on a year-to-date basis, Business Capital Group income increased over the prior year.  The Company also experienced continued compression in its net interest margin.  On a diluted per share basis, net income was $0.09 versus $0.20 in the year-earlier quarter on a 6% increase in weighted average shares outstanding due to shares issued in the Monticello Bancshares, Inc. acquisition.

For the first nine months of 2007, the Company's net income declined 9% to $1,879,000 or $0.61 per diluted share from $2,069,000 or $0.69 per diluted share in the first nine months of 2006.  Net income for the prior-year period included a gain of $666,000, or $0.22 per diluted share after tax, on the sale of the Company's investment in Consumer National Bank in Jackson, Mississippi, in connection with its acquisition by another bank.  Excluding the impact of the gain on prior-year earnings, net income per diluted share increased 30%.

CAPB Announces Third Quarter 2007 Results

November 9, 2007

On September 14, 2007, the Company completed its acquisition of privately held Monticello Bancshares, Inc., the holding company for Monticello Bank, with two locations in Jacksonville, Florida.  Monticello also operates a wholesale residential mortgage operation that originates and sells in the secondary market primarily prime conventional residential mortgage loans.  In connection with the acquisition, the Company recognized approximately $58,000 in pre-tax merger and integration expenses during the third quarter.

The Company is in the process of evaluating the net assets acquired from Monticello.  The allocation of the purchase price paid by the Company to the assets and liabilities acquired from Monticello is preliminary and subject to revision based on the outcome of ongoing evaluations of these assets and liabilities.  The Company completed the fair value adjustments of acquired real estate in the period ended September 30, 2007.  Total consideration paid included $19,852,134 in CapitalSouth Bancorp common shares, $14,000,245 in cash, and $8,000,000 in a note payable to a former Monticello Bancshares shareholder, along with $2,198,000 in acquisition costs.  The value of the stock was $18.95 based on the closing price two days before, the day of, and two days after the deal announcement date, as required by Generally Accepted Accounting Principles.  CapitalSouth Bancorp is in the process of finalizing the allocation of the purchase price to the acquired net assets noted above.  Accordingly, the allocations should be considered preliminary as of September 30, 2007.

As mentioned, the Monticello acquisition had a significant positive impact on the Company's balance sheet in the third quarter, helping to push total assets to $812,544,000 and the Company's loan portfolio to $636,905,000.  Additionally, total deposits increased to $639,315,000 at September 30, 2007.

Commenting further, Puckett said, "The Monticello merger contributed $209,000,000 to our period-end loan portfolio, along with $186,900,000 to our period-end deposit base.  We are very excited about potential for growth in Jacksonville and the opportunities our acquisition of Monticello and its two branches there offer to our company for future market penetration and expansion."  Puckett noted that the Company will complete virtually all of the merger integration steps by the end of November and expects the acquisition to have a positive impact on 2008 earnings.

"Outside of our significant expansion this past quarter in Jacksonville, we are pleased with the increasing momentum we have seen in our business," Puckett continued.  "Loan production has remained strong, and we have been very competitive in attracting core deposits to support our growth.  Our results clearly reflect some impact from the current economic environment with the resulting increases to our provision for loan losses.  We remain committed to our conservative credit culture, which has stood the tests of time through many economic cycles."

Net interest income for the third quarter of 2007 rose 14% to $4,648,000 from $4,069,000 in the year-earlier period due primarily to an increase in interest-earning assets.  Net interest margin declined 40 basis points in the third quarter to 3.44% versus 3.84% in the same quarter last year and was down 17 basis points from 3.61% in the second quarter of 2007.  This ongoing margin compression reflected higher pricing on deposits against the backdrop of an intensely competitive market compared with the prior year.  When compared with the second quarter of 2007, the decline in net interest margin reflects a lower cost of deposits with the compression resulting from a lower mix of non-interest bearing deposits.  For the first nine months of 2007, net interest income rose 10% to $12,851,000 compared with $11,674,000 in the prior-year period.  Net interest margin was 3.51% for the first nine months of 2007 versus 3.78% in the year-earlier period.  Management expects that a challenging rate climate will continue, at least in the near term.

CAPB Announces Third Quarter 2007 Results

November 9, 2007

During the third quarter, non-performing assets increased to $6,584,000 or 1.27% of period-end loans and other real estate compared with $2,516,000 or 0.69% in the year-earlier quarter.  This increase primarily reflected non-performing assets totaling $4,585,000 acquired in the Monticello acquisition; the Company recognized these loans at a discounted value in an amount to equal estimated net realizable value in accordance with Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer, by the American Institute of Certified Public Accountants.  The Company recorded annualized net recoveries, as a percentage of average loans, of 0.01% in the third quarter of 2007 compared with net recoveries of 0.03% in the third quarter of 2006 and 0.02% in the second quarter of 2007.

During the third quarter of 2007, CapitalSouth's provision for loan losses increased to $1,025,000 versus $119,000 in the year-earlier quarter, with the increase primarily reflecting growth in the Company's loan portfolio and downgrades of nine loan relationships during the quarter.  For the first nine months of 2007, the provision for loan losses totaled $1,386,000 compared with $459,000 a year earlier.  The allowance for loan losses, as a percentage of period-end loans, was 1.15% at September 30, 2007, compared with 1.14% at September 30, 2006, and 1.16% at June 30, 2007.

Non-interest income for the third quarter increased 11% to $633,000 versus $573,000 in the year-earlier period, due primarily to higher income from service fees and gains on sales of mortgage loans.  For the first nine months of 2007, non-interest income declined 14% to $2,204,000 from $2,569,000 in the first nine months of 2006, reflecting a non-recurring gain of $1,055,000 on the sale of the Company's investment in Consumer National Bank reported in the year-earlier period.

Non-interest expense for the third quarter increased 6% to $3,826,000 from $3,624,000 in the same period last year, reflecting largely the impact of higher salaries and employee benefits due to ordinary annual advances and the impact of one payroll period with the new employees added from the Monticello transaction.  For the first nine months of 2007, non-interest expense increased 2% to $10,861,000 from $10,605,000 in the first nine months of 2006.

Net income for the third quarter of 2007 translated into a return on average stockholders' equity (ROE) of 2.33% compared with 6.02% in the same quarter of 2006.  Return on average assets (ROA) was 0.19% compared with 0.54% for the same quarter of 2006.  ROE was 5.73% for the first nine months of 2007 compared with 6.99% in the same period last year.  ROA was 0.48% for the first nine months of 2007 compared with 0.63% for the same period in 2006.

Total assets at September 30, 2007, were $812,544,000, representing a 76% increase over total assets of $460,602,000 at September 30, 2006.  The Company's loan portfolio totaled $636,905,000 at the end of the third quarter of 2007, up 75% from $363,759,000 at September 30, 2006.  Deposits increased 70% in the third quarter, reaching $639,315,000 versus $375,599,000 a year ago.  Stockholders' equity at September 30, 2007, totaled $62,551,000, up 54% from $40,496,000 a year ago.  Book value per share was $15.45 at September 30, 2007, versus $13.63 at September 30, 2006.

In September, the Company announced that its Board of Directors declared a cash dividend of $0.065 per share.  The dividend was paid on October 11, 2007, to shareholders of record as of September 28, 2007, and equates to an indicated annual rate of $0.26 per share.

CapitalSouth Bancorp is a bank holding company operating 10 full-service banking offices, one mortgage origination office, and one loan production office through its bank subsidiary, CapitalSouth Bank, with offices in Birmingham, Huntsville, and Montgomery, Alabama, and Jacksonville, Florida, as well as a loan production office in Atlanta, Georgia, and Mortgage Lion, Inc., a wholesale mortgage

CAPB Announces Third Quarter 2007 Results

November 9, 2007

origination operation based in Fitzgerald, Georgia.  CapitalSouth Bank targets small to medium-sized businesses in the markets it serves.  CapitalSouth Bank also operates "Banco Hispano," providing financial services to the growing Latino community.  CapitalSouth Bank offers SBA lending services and other loan programs for business owners through its Business Capital Group, which operates through full-service offices as well as the loan production office.  CapitalSouth Bank also provides Internet banking services at www.capitalsouthbank.com as well as personal investment services.

This press release contains "forward-looking" statements as defined by the Private Securities Litigation Reform Act of 1995, which are based on CapitalSouth's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business.  These statements are not historical facts or guarantees of future performance, events, or results.  Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially.  CapitalSouth undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new, updated information, future events, or otherwise.

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Interest income	$10,398	$8,089	$28,153	$22,545
Interest expense	5,750	4,020	15,302	10,871
Net interest income	4,648	4,069	12,851	11,674
Provision for loan losses	1,025	119	1,386	459
Net interest income after provision for loan losses	3,623	3,950	11,465	11,215
Noninterest income	633	573	2,204	2,569
Noninterest expense	3,826	3,624	10,861	10,605
Net income before income taxes	430	899	2,808	3,179
Provision for income taxes	154	288	929	1,110
Net income	$276	$611	$1,879	$2,069
Net income per share
Basic	$0.09	$0.21	$0.62	$0.70
Diluted	$0.09	$0.20	$0.61	$0.69
Weighted average shares outstanding
Basic	3,181	2,969	3,053	2,961
Diluted	3,205	3,020	3,073	3,019

			September 30,
			2007	2006
Total assets			$812,544	$460,602
Loans			636,907	363,759
Allowance for loan losses			(7,316)	(4,160)
Net loans			629,591	359,599
Interest-bearing deposits			566,827	322,870
Noninterest bearing deposits			72,488	52,728
Total deposits			639,315	375,598
Stockholders' equity			62,551	40,496
Book value per share			15.45	13.63

Unaudited supplemental financial information for the third quarter and nine months ended September 30, 2007 and 2006, may be obtained by following this link:  http://www.irinfo.com/CAPB/CAPB3q07slb.pdf.

-END-

	Three Months Ended
	September 30,		Percentage
	2007	2006	Change

Net interest income	$4,648	$4,069	14.2%
Provision for loan losses	1,025	119	761.3
Noninterest income	633	573	10.5
Noninterest expense	3,826	3,624	5.6
Income before provision for income taxes	430	899	-52.2
Provision for income taxes	154	288	-46.5
Net income	$276	$611	-54.8

Weighted average common and common
equivalent shares outstanding
Basic	3,181	2,969	7.1%
Diluted	3,205	3,020	6.1

Net income per common share
Basic	$0.09	$0.21	-57.1%
Diluted	0.09	0.20	-55.0

Return on average assets	0.19%	0.54%
Return on average tangible assets	0.19	0.54
Return on average equity	2.33	6.02
Return on average tangible equity	2.68	6.22

Noninterest Income
Service charges on deposits	$350	$303	15.5%
Investment banking income, net	53	52	1.9
Business Capital Group loan income	76	130	-41.5
Gain/(loss) on sale of mortgage loans	62	-	NM
Other	92	88	4.5
Total noninterest income	$633	$573	10.5

Salaries and employee benefits	$2,178	$1,879	15.9%
Occupancy and equipment expense	649	582	11.5
Professional fees	303	345	-12.2
Advertising	97	169	-42.6
Other	599	649	-7.7
Total noninterest expense	$3,826	$3,624	5.6

CapitalSouth Bancorp
(Unaudited Financial Highlights)
(in thousands, except per share amounts and percentages)

	Nine Months Ended
	September 30,		Percentage
	2007	2006	Change

Net interest income	$12,851	$11,674	10.1%
Provision for loan losses	1,386	459	202.0
Noninterest income	2,204	2,569	-14.2
Noninterest expense	10,861	10,605	2.4
Income before provision for income taxes	2,808	3,179	-11.7
Provision for income taxes	929	1,110	-16.3
Net income	$1,879	$2,069	-9.2

Weighted average common and common
equivalent shares outstanding
Basic	3,053	2,961	3.1%
Diluted	3,073	3,019	1.8

Net income per common share
Basic	$0.62	$0.70	-11.4%
Diluted	0.61	0.69	-11.6

Return on average assets	0.48%	0.63%
Return on average tangible assets	0.48	0.63
Return on average equity	5.73	6.99
Return on average tangible equity	6.13	7.23

Noninterest Income
Service charges on deposits	$967	$830	16.5%
Investment banking income, net	254	146	74.0
Business Capital Group loan income	663	268	147.4
Gain on sale of nonmarketable
equity securities	-	1,055	-100.0
Gain/(loss) on sale of mortgage loans	62	-	NM
Other	258	270	-4.4
Total noninterest income	$2,204	$2,569	-14.2

Noninterest Expense
Salaries and employee benefits	$6,195	$5,868	5.6%
Occupancy and equipment expense	1,737	1,661	4.6
Professional fees	1,046	1,036	1.0
Advertising	241	511	-52.8
Other	1,642	1,529	7.4
Total noninterest expense	$10,861	$10,605	2.4

CapitalSouth Bancorp
(Unaudited Financial Highlights)
(in thousands, except per share amounts and percentages)

		September 30,		Percentage
Period End Balances:		2007	2006	Change
Total assets		$812,544	$460,602	76.4%
Earning assets		747,816	433,880	72.4
Securities		84,367	65,156	29.6
Loans		636,905	363,759	75.1
Allowance for loan losses		7,316	4,160	75.6
Deposits		639,315	375,599	70.2
Borrowings		101,491	40,248	152.2
Stockholders' equity		62,551	40,496	54.5

Equity to assets		7.70%	8.79%
Leverage ratio	(A)	9.01%	10.54%
Book value per common share		$15.45	$13.63	13.4%
Tangible book value per common share		$8.33	$13.20	-36.6
Ending shares outstanding		4,050	2,972	36.3

(A) The acquisition of Monticello was consumated in the last 16 days of the quarter. Accordingly, the impact on the leverage ratio is nominal.

Asset Quality Analysis
(in thousands, except percentages)
As of / for the Three Months Ended
	Sept 30, 2007	June 30, 2007	Mar 31, 2007	Dec 31, 2006	Sept 30, 2006
Nonacrrual loans (1)	$6,584	$1,612	$1,838	$1,661	$2,085
Loans past due 90 days or more
and still accruing	-	-	-	-	-
Other real estate owned and repossessions	1,512	535	566	508	431
Total nonperforming assets	8,096	2,147	2,404	2,169	2,516
Total nonperforming assets as a percentage
of period-end loans and other real estate	1.27%	0.53%	0.62%	0.58%	0.69%
Allowance for loan losses	$7,316	$4,709	$4,467	$4,329	$4,160
Provision for loan losses	1,025	225	136	162	119
Loans charged off	7	1	14	9	20
Loan recoveries	23	17	16	15	51
Net charge-offs	(16)	(16)	(2)	(6)	(31)
Allowance for loan losses as a
percentage of period-end loans	1.15%	1.16%	1.16%	1.15%	1.14%
Allowance for loan losses as a
percentage of period-end nonperforming
loans	90.37%	292.12%	243.04%	260.63%	199.52%
Net charge-offs to average loans
(annualized)	-0.01%	-0.02%	0.00%	0.00%	-0.03%

Nonaccrual loans acquired in Monticello Bank
acquisition, reported at net realizable
value (1)	$3,585
Other real estate owned acquired in
Monticello Bank acquisition	1,000
Total nonperforming assets acquired in
Monticello Bank acquisition	$4,585

(1) Nonaccrual loans acquired in the Monticello Bank acquisition, with a principal balance of $4,935,000, were written down to net realizable value of $3,585,000 in accordance with Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer. Accordingly,
the allowance for loan losses has no additional reserve related to these loans. Excluding the discounted nonperforming assets, the allowance as a percentage of period-end nonperforming loans is 243.9%.

GAAP Reconciliation and Management Explanation for Non-GAAP Financial Measures

The information set forth below contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “return on average tangible equity,” “return on average tangible assets,” and “tangible book value per common share.”  Our management uses these non-GAAP measures in its analysis of CapitalSouth’s performance.

“Return on average tangible equity” is defined as annualized earnings for the period divided by average equity reduced by average goodwill and other intangible assets. “Return on average tangible assets” is defined as annualized earnings for the period divided by average assets reduced by average goodwill and other intangible assets. Our management includes these measures because it believes they are important when measuring CapitalSouth’s performance against entities with higher levels of goodwill and other intangibles. These measures are used by many investors as part of their analysis of the bank holding company’s performance.

“Tangible book value per common share” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding.  This measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets.  Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing total book value while not increasing the tangible assets of the company.

These disclosures should not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be presented by other bank holding companies.  The following reconciliation table provides a more detailed analysis of these non-GAAP performance these measures.

	As of / for the Three Months Ended
	September 30
	2007	2006
Book value of equity	$62,551	$40,496
Intangible assets	28,825	1,276
Book value of tangible equity	$33,726	$39,220
Average assets	$578,522	$449,632
Average intangible assets	5,978	1,276
Average tangible assets	$572,544	$448,356
Return on average assets	0.19%	0.54%
Effect of average intangible assets	0.00%	0.00%
Return on average tangible assets	0.19%	0.54%
Average equity	$46,852	$40,275
Average intangible assets	5,978	1,276
Average tangible equity	$40,874	$38,999
Return on average equity	2.33%	6.02%
Effect of average intangible assets	0.35%	0.20%
Return on average tangible equity	2.68%	6.22%
Per Share:
Book value	$15.45	$13.63
Effect of intangible assets	7.12	0.43
Tangible book value	$8.33	$13.20

percentages are annualized

	As of / for the Nine Months Ended
	September 30
	2007	2006
Book value of equity	$62,551	$39,743
Intangible assets	28,825	1,276
Book value of tangible equity	$33,726	$38,467
Average assets	$524,890	$441,882
Average intangible assets	2,861	1,277
Average tangible assets	$522,029	$440,605
Return on average assets	0.48%	0.63%
Effect of average intangible assets	0.00%	0.00%
Return on average tangible assets	0.48%	0.63%
Average equity	$43,830	$39,558
Average intangible assets	2,861	1,276
Average tangible equity	$40,969	$38,282
Return on average equity	5.73%	6.99%
Effect of average intangible assets	0.40%	0.24%
Return on average tangible equity	6.13%	7.23%
Per Share:
Book value	$15.45	$13.63
Effect of intangible assets	7.12	0.43
Tangible book value	$8.33	$13.20

percentages are annualized

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Consolidated Balance Sheets
September 30, 2007 and 2006
(Unaudited)

Assets	2007	2006

Cash and cash equivalents	$9,427,231	$9,094,226
Federal funds sold	13,375,569	2,217,556
Securities available–for–sale	50,681,182	37,938,923
Securities held–to–maturity, fair values of $33,141,332
and $26,332,248 at September 30, 2007 and 2006, respectively	33,685,645	27,217,171
Federal Home Loan Bank stock	4,673,800	1,852,600
Federal Reserve Bank stock	905,450	894,650
Loans held-for-sale	7,589,719	-
Loans	636,904,898	363,759,102
Allowance for loan losses	(7,316,063)	(4,160,394)
Net loans	629,588,835	359,598,708
Premises and equipment, net	17,306,308	10,621,479
Goodwill	27,238,065	1,276,400
Other intangibles, net	1,587,001	-
Bank–owned life insurance	4,686,967	4,506,829
Other assets	11,797,954	5,383,437
Total assets	$812,543,726	$460,601,979

Liabilities and Stockholders’ Equity
Deposits:
Interest–bearing	$566,826,959	$322,870,385
Noninterest–bearing	72,487,635	52,728,333
Total deposits	639,314,594	375,598,718
Federal funds purchased	41,294,800	16,197,323
Borrowed funds	34,583,769	6,000,000
Repurchase agreements	1,585,678	10,317,319
Subordinated debentures and other long-term notes payable	24,027,239	7,733,000
Other liabilities	9,187,075	4,259,354
Total liabilities	749,993,155	420,105,714
Stockholders’ equity:
Preferred stock, $0.01 par value. Authorized 500,000 shares;
issued and outstanding none	-	-
Common stock, $1 par value. Authorized 7,500,000 shares at
September 30, 2007 and 2006; issued 4,134,626
and 3,056,599 shares at September 30, 2007 and 2006,
respectively; outstanding 4,049,796 and
2,971,769 shares at September 30, 2007 and 2006,
respectively	4,134,626	3,056,599
Treasury stock, at cost, 84,830 shares at September 30, 2007 and 2006	(1,255,060)	(1,255,060)
Paid–in surplus	44,951,079	26,244,640
Retained earnings	15,005,966	12,984,015
Accumulated other comprehensive loss, net	(286,040)	(533,929)
Total stockholders’ equity	62,550,571	40,496,265
Total liabilities and stockholders’ equity	$812,543,726	$460,601,979

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Condensed Consolidated Statements of Income
Three Months and Nine Months Ended September 30, 2007 and 2006
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Interest income:
Interest and fees on loans	$9,471,718	$7,405,181	$25,346,527	$20,386,381
Interest on securities	835,994	628,768	2,523,563	1,904,716
Interest on other earning assets	90,067	54,729	283,302	253,800
Total interest income	10,397,779	8,088,678	28,153,392	22,544,897
Interest expense:
Interest on deposits	4,932,263	3,520,611	13,844,551	9,499,751
Interest on debt	817,969	499,216	1,457,281	1,370,991
Total interest expense	5,750,232	4,019,827	15,301,832	10,870,742
Net interest income	4,647,547	4,068,851	12,851,560	11,674,155
Provision for loan losses	1,024,585	118,850	1,386,213	459,306
Net interest income after provision for loan losses	3,622,962	3,950,001	11,465,347	11,214,849
Noninterest income:
Service charges on deposits	350,369	303,396	966,563	830,057
Investment banking income, net	52,681	51,651	253,942	145,753
Business Capital Group loan income	76,320	130,111	663,302	267,885
Bank–owned life insurance	43,518	41,070	130,554	124,488
Gain/(loss) on sale of mortgage loans	61,796	-	61,796	-
Gain on sale of nonmarketable equity securities	-	-	-	1,054,832
Other noninterest income	48,186	46,877	127,752	146,118
Total noninterest income	632,870	573,105	2,203,909	2,569,133
Noninterest expense:
Salaries and employee benefits	2,178,343	1,878,201	6,194,753	5,867,492
Occupancy and equipment expense	649,070	582,224	1,737,391	1,660,868
Professional fees	302,904	344,973	1,045,692	1,035,907
Advertising	96,860	169,324	240,800	510,868
Other noninterest expense	598,974	649,023	1,642,508	1,529,325
Total noninterest expense	3,826,151	3,623,745	10,861,144	10,604,460
Income before provision for income taxes	429,681	899,361	2,808,112	3,179,522
Provision for income taxes	154,078	287,998	929,272	1,110,287
Net income	$275,603	$611,363	$1,878,840	$2,069,235

Basic earnings per share	$0.09	$0.21	$0.62	$0.70
Basic weighted average shares outstanding	3,181,084	2,968,912	3,052,532	2,961,222
Diluted earnings per share	$0.09	$0.20	$0.61	$0.69
Diluted weighted average shares outstanding	3,204,576	3,019,891	3,072,819	3,018,973

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Average Balance Sheet
and Net Interest Analysis on a Fully Tax-Equivalent Basis for
the Three Months Ended September 30, 2007 and 2006
	2007			2006
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollar amounts in thousands)
Assets
Earning assets:
Loans, net of unearned
income	$462,081	$9,502	8.16%	$355,730	$7,412	8.27%
Investment securities	78,347	895	4.53	66,313	673	4.03
Other earning assets	6,463	90	5.52	3,706	55	5.89

Total earning assets	546,891	10,487	7.61	425,749	8,140	7.59

Other assets	31,631			23,883

Total assets	$578,522			$449,632

Liabilities and shareholders' equity
Interest-bearing liabilities:
NOW and money market accounts	$161,037	1,656	4.08	$109,300	1,048	3.80
Savings deposits	3,416	4	0.46	3,596	3	0.33
Time deposits < $100,000	206,047	2,696	5.19	176,464	2,121	4.77
Time deposits> $100,000	39,050	506	5.14	24,332	276	4.50
State of Alabama
time deposits	6,030	70	4.61	6,030	73	4.80
Federal funds purchased	29,966	417	5.52	8,493	122	5.70
FHLB advances	13,357	173	5.14	6,000	91	6.02
Repurchase agreements	997	4	1.59	10,513	133	5.02
Subordinated debentures	11,791	224	7.54	7,733	153	7.85

Total interest-bearing
liabilities	471,691	5,750	4.84	352,461	4,020	4.53

Net interest spread		$4,737	2.77		$4,120	3.06

Noninterest-bearing
demand deposits	57,907			53,072
Accrued expenses and
other liabilities	2,072			3,824
Stockholders' equity	47,377			40,718
Unrealized gain (loss) on
securities	(525)			(443)

Total liabilities and
stockholders' equity	$578,522			$449,632

Impact of noninterest-bearing
sources and other
changes in balance
sheet composition			0.67			0.78

Net interest margin			3.44%			3.84%

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Average Balance Sheet
and Net Interest Analysis on a Fully Tax-Equivalent Basis for
the Nine Months Ended September 30, 2007 and 2006
	2007			2006
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollar amounts in thousands)
Assets
Earning assets:
Loans, net of unearned
income	$412,589	$25,414	8.24%	$344,460	$20,405	7.92%
Investment securities	78,887	2,698	4.57	66,860	2,031	4.06
Other earning assets	6,881	283	5.50	6,421	254	5.29

Total earning assets	498,357	28,395	7.62	417,741	22,690	7.26

Other assets	26,533			24,141

Total assets	$524,890			$441,882

Liabilities and shareholders' equity
Interest-bearing liabilities:
NOW and money market accounts	$155,991	4,966	4.26	$108,974	2,859	3.51
Savings deposits	3,332	10	0.40	3,742	10	0.36
Time deposits < $100,000	192,537	7,485	5.20	171,598	5,656	4.41
Time deposits> $100,000	30,581	1,164	5.09	25,534	773	4.05
State of Alabama
time deposits	6,030	220	4.88	6,014	202	4.49
Federal funds purchased	13,731	569	5.54	6,344	249	5.25
FHLB advances	8,479	350	5.52	6,703	303	6.04
Repurchase agreements	875	11	1.68	10,963	375	4.57
Subordinated debentures	9,101	527	7.74	7,733	443	7.66

Total interest-bearing
liabilities	420,657	15,302	4.86	347,605	10,870	4.18

Net interest spread		$13,093	2.76		$11,820	3.08

Noninterest-bearing
demand deposits	57,232			50,938
Accrued expenses and
other liabilities	3,171			3,781
Stockholders' equity	44,299			40,146
Unrealized gain (loss) on
securities	(469)			(588)

Total liabilities and
stockholders' equity	$524,890			$441,882

Impact of noninterest-bearing
sources and other
changes in balance
sheet composition			0.75			0.70

Net interest margin			3.51%			3.78%